Exhibit 10.1

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 31, 2019, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, “Agent”) for each member of the Lender Group and the Bank Product Provider (as each such term is defined in the Credit Agreement referred to below), KINERGY MARKETING LLC (“Kinergy”), and PACIFIC AG. PRODUCTS, LLC (“Pacific Ag” and together with Kinergy, each individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Borrowers, Agent and Lenders (as defined below) have entered into certain financing arrangements as set forth in (a) the Second Amended and Restated Credit Agreement, dated as of August 2, 2017, by and among Agent, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and Borrowers (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Credit Agreement”) and (b) the Loan Documents (as defined in the Credit Agreement);

WHEREAS, Borrowers, Agent and Lenders have agreed to amend and modify certain provisions of Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. The Credit Agreement is hereby amended to add the following new definition thereto:

““Marketing Agreements” shall mean the Marketing Agreements set forth on Schedule 4.29 attached hereto, as such schedule may be updated from time to time by Borrowers with prior notice to Agent, provided, that, (i) any additional Marketing Agreements listed in updates to such Schedule 4.29 shall be substantially similar to the other Marketing Agreements listed on such Schedule 4.29 and (ii) such updates shall be in form and substance satisfactory to Agent.”

““Amendment No. 2 Effective Date” shall mean July 31, 2019.”

(b) Interpretation. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.

2. Amendments.

(a) Eligible Inventory. Clause (b) of the second sentence of the definition of “Eligible Inventory” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(b) Inventory (i) at premises other than those owned or leased and controlled by a Borrower unless Agent has received a Collateral Access Agreement or (ii) constituting Pacific Ethanol Acquired Inventory commingled with assets of the Pacific Ethanol Affiliates or any other Person (besides a Borrower);” therefor.”

(b) Increased Reporting Event. The definition of “Increased Reporting Event” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Increased Reporting Event” means if at any time (i) during the Special Period, (a) Excess Availability is less than the greater of fifteen percent (15%) of the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent or $10,000,000 or (b) a Default or Event of Default shall have occurred and be continuing; and (ii) after the expiration of the Special Period, (a) Excess Availability is less than twenty-five percent (25%) of the Maximum Revolver Amount or (b) a Default or Event of Default shall have occurred and be continuing.”

(c) Special Period. The definition of “Special Period” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Special Period” shall mean the period through and including the earlier of (a) November 30, 2019 and (b) the tenth (10th) Business Day following written notice from Agent to Administrative Borrower of the election of Agent to terminate the Special Period.”

(d) Special Eligibility Conditions. The definition of “Special Eligibility Conditions” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Special Eligibility Conditions” means, with respect to any item of Pacific Ethanol Acquired Inventory, that (a) such Pacific Ethanol Acquired Inventory was purchased by a Borrower from a Pacific Ethanol Affiliate pursuant to a Marketing Agreement, (b) Agent has received an original (or electronic copy) of such Marketing Agreement executed by the parties thereto, and (c) Agent has received, in form and substance reasonably satisfactory to Agent and executed by each Pacific Ethanol Affiliates Credit Facilities Agent, one or more agreements, consents, access and/or licenses, including provisions providing for (i) the release of all (or acknowledgement of not having any) liens and security interests in the Pacific Ethanol Acquired Inventory and (ii) the right of Agent to access such Pacific Ethanol Acquired Inventory.”

(e) Pacific Ethanol Acquired Inventory. The definition of “Pacific Ethanol Acquired Inventory” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Pacific Ethanol Acquired Inventory” means Inventory purchased or acquired by Borrowers from an Affiliate of Borrowers.”

(f) Pacific Ethanol Affiliates. The definition of “Pacific Ethanol Affiliates” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Pacific Ethanol Affiliates” mean, collectively, (a) Pacific Ethanol Central, LLC (f/k/a PE AVR Holdings, Inc. f/k/a Aventine Renewal Energy Holdings, Inc.), (b) Pacific Ethanol Aurora West, LLC (f/k/a Aventine Renewable Energy – Aurora West, LLC), (c) Pacific Ethanol Pekin, LLC (f/k/a Pacific Ethanol Pekin, Inc. f/k/a Aventine Renewable Energy, Inc.), (d) Pacific Ethanol Canton, LLC (f/k/a Aventine Renewable Energy –Canton, LLC, (f) Pacific Ethanol Aurora East, LLC (f/k/a Nebraska Energy, L.L.C.), (g) Pacific Aurora, LLC, (h) Pacific Ethanol Stockton LLC, (i) Pacific Ethanol Magic Valley LLC, (j) Pacific Ethanol Madera LLC, (k) Illinois Processing, LLC, (l) Pacific Ethanol Columbia LLC, and (m) such other Affiliates of Borrowers which may from time to time enter into Marketing Agreements with Borrowers, so long as Borrowers notify Agent of such additional Affiliate and deliver to Agent executed Marketing Agreements with such Affiliate, in each instance, together with its successors and assigns.”

(g) Pacific Ethanol Credit Facility. The definition of “Pacific Ethanol Credit Facility” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

““Pacific Ethanol Credit Facility” shall mean, collectively, any secured credit facility, whether a revolving line of credit or term loan, by and among any Pacific Ethanol Affiliate and any financial institutions from time to time party thereto as lenders thereunder, including without limitation, those certain credit facilities evidenced by (a) that certain the Credit Agreement, dated as of December 15, 2016, by and among the financial institutions from time to time party thereto as lenders, CoBank, ACB, in its capacity as a Pacific Ethanol Affiliates Credit Facilities Agent, and Pacific Ethanol Pekin, Inc. as the borrower thereunder, (b) the Credit Agreement, dated as of December 15, 2016, by and among CoBank, ACB, in its capacity lender, Pacific Ethanol Aurora East, LLC, Pacific Ethanol Aurora West, LLC and Pacific Aurora, LLC as co-borrowers thereunder, (c) that certain the Credit Agreement, dated as of September 15, 2017, by and among the financial institutions from time to time party thereto as lenders, Compeer Financial PCA, as lender, CoBank, ACB, in its capacity as a Pacific Ethanol Affiliates Credit Facilities Agent, and Illinois Corn Processing, LLC as the borrower thereunder, and (d) any successor agreement executed by any Pacific Ethanol Affiliate to refinance or replace such Credit Agreement or any successor agreement, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(h) Pacific Ethanol Acquired Inventory. The Credit Agreement is hereby amended to add the following new Section 4.28:

“4.28 Pacific Ethanol Acquired Inventory. Pursuant to the Marketing Agreements, (a) title to Pacific Ethanol Acquired Inventory consisting of ethanol passes from the seller to the applicable Borrower at the fill nozzle to the tank in which such Pacific Ethanol Acquired Inventory is stored by such seller, and (b) title to Pacific Ethanol Acquired Inventory consisting of co-products and distiller grain products passes from the seller to the applicable Borrower upon deposit of such co-product or distiller grant product by such seller into a receiving truck, barge, or railcar located on the storage facility of such seller. No storage tank or storage facility that stores or holds Pacific Ethanol Acquired Inventory as of any date of determination stores or holds any asset or property as of such date of determination other than Pacific Ethanol Acquired Inventory. To the extent a storage tank or storage facility holds Pacific Ethanol Acquired Inventory as of any date of determination, all ethanol and co-products stored or held in such storage tank or storage facility as of such date of determination constitutes Pacific Ethanol Acquired Inventory.”

(i) Schedule 4.25 (Locations of Inventory). Schedule 4.25 (Locations of Inventory) to the Credit Agreement is hereby deleted in its entirety and Schedule 4.25 attached hereto as Exhibit A is hereby inserted to the Credit Agreement as the new Schedule 4.25.

(j) Schedule 4.29 (Material Contracts). Schedule 4.29 (Material Contracts) to the Credit Agreement is hereby deleted in its entirety and Schedule 4.29 attached hereto as Exhibit B is hereby inserted to the Credit Agreement as the new Schedule 4.29.

3. Amendment Fee. In addition to all other fees, costs and expenses payable by Borrowers to Agent and Lenders under the Loan Documents Borrowers shall pay to Agent an amendment fee in the amount of $50,000 (the “Amendment Fee”). The Amendment Fee shall be fully earned, due and payable on the date hereof, and shall not be subject to refund or rebate for any reason. Borrowers acknowledge and agree that Agent may, in its sole and absolute discretion, allocate to itself or to any Lender all or any portion of the Amendment Fee.

4. Post-Closing. Borrowers hereby acknowledge, confirm, and agree that they shall use commercially reasonable efforts to deliver to Agent:

(a) On or prior to August 14, 2019 (as such date may be extended by Agent in its discretion, which extension may be granted by electronic mail), Collateral Access Agreements for all locations owned by a Pacific Ethanol Affiliate, in form and substance reasonably satisfactory to Agent; and

(b) On or prior to August 14, 2019 (as such date may be extended by Agent in its discretion, which extension may be granted by electronic mail), an access and license to use agreement, in form and substance reasonably satisfactory to Agent, executed by Pacific Ethanol Affiliates Credit Facilities Agent in respect of the Pacific Ethanol Credit Facility with Illinois Corn Processing, LLC.

5. Additional Representation. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Agent and Lenders pursuant to the Credit Agreement, and the other Loan Documents, Borrowers hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders that, as of the date of this Amendment and after giving effect hereto, no known Default or Event of Default exists or has occurred and is continuing.

6. Release. In consideration of the agreements of Agent and Lenders contained herein and the making of loans by or on behalf of Agent and Lenders to Borrowers pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower on behalf of itself and its successors, assigns, and other legal representatives (the “Releasing Parties”), hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, this Amendment and the other Loan Documents. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

It is the intention of the Releasing Parties that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above clause (a). Each Releasing Party acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR OR RELEASEE.” Each Releasing Party, being aware of said code section, expressly waives on its own behalf and on behalf of those for which such Releasing Party is giving the release, any and all rights either may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. This release shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Each Releasing Party understands and acknowledges the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assumes full responsibility for any injuries, damages, losses or liabilities released herein.

7. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Agent of (a) an original (or electronic copy) of this Amendment (and all exhibits hereto) duly authorized, executed and delivered by Borrowers and Lenders and (b) the Amendment Fee.

8. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement are intended or implied and in all other respects the Credit Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Credit Agreement, on the other hand, the terms of this Amendment shall control.

9. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California (without giving effect to principles of conflict of laws).

12. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

KINERGY MARKETING LLC,

as a Borrower

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	CFO

PACIFIC AG. PRODUCTS, LLC,

as a Borrower

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	CFO

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent and sole Lender

By:	/s/ Carlos Valles
Name:	Carlos Valles
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

EXHIBIT A

Schedule 4.25

Locations of Inventory

A.	Company: Kinergy Marketing LLC

Locations of Inventory, Equipment and Other Assets

Address	Type	Owned/Leased/3rd Party	Name of Third Party*

71335 Rail Loop Drive, Boardman, OR 97818**	Plant	Pacific Ethanol Columbia, LLC

2600 Washington Ave., Burley, ID 83318**	Plant	Pacific Ethanol Magic Valley, LLC

2600 Washington Ave., Burley, ID 83318**	Transload (PEMV – K)	Pacific Ethanol Magic Valley, LLC

31470 Avenue 12, Madera, CA 93638**	Plant	Pacific Ethanol Madera LLC

1205 S. O Road, Aurora, NE 68818**	Plant	Pacific Ethanol Aurora East, LLC

2103 Harvest Drive, Aurora, NE 68818**	Plant	Pacific Ethanol Aurora West, LLC

1300 S. Second Street, Pekin, IL 61554**	Plant	Pacific Ethanol Pekin, LLC

3028 Navy Drive, Stockton, CA 95206**	Plant	Pacific Ethanol Stockton LLC

3028 Navy Drive, Stockton, CA 95206**	Transload (PES-K)	Pacific Ethanol Stockton LLC

Address	Type	Owned/Leased/3rd Party	Name of Third Party*

3028 Navy Drive, Stockton, CA 95206**	Transload (PES-MV)	Pacific Ethanol Stockton LLC

15000 E Smith Road, Aurora, CO 80011	Rack Terminal	3rd party	Magellan Midstream Partners

2503 S.E. 43rd St, Des Moines, IA 50317	Rack Terminal	3rd party	Magellan Midstream Partners

1/4 Mile N Jct. Hwy 56/HWY156, Great Bend, KS 67530	Rack Terminal	3rd party	Magellan Midstream Partners

401 E. Donovan Rd, Kansas City, KS 66115	Rack Terminal	3rd party	Magellan Midstream Partners

2451 W County Road C, St. Paul, MN 55113	Rack Terminal	3rd party	Magellan Midstream Partners

251 N Sunnylane Road, Oklahoma City, OK 74107	Rack Terminal	3rd party	Magellan Midstream Partners

2205 N 11th Street, Omaha, NE 68110	Rack Terminal	3rd party	Magellan Midstream Partners

100 Hwy 4, Scott City, KS 67871	Rack Terminal	3rd party	Magellan Midstream Partners

RFD No. 1 Box 151, Topeka, KS 66546	Rack Terminal	3rd party	Magellan Midstream Partners

2120 South 33rd West Ave, Tulsa, OK 74107	Rack Terminal	3rd party	Magellan Midstream Partners

Address	Type	Owned/Leased/3rd Party	Name of Third Party*

1120 S Meridian Ave, Valley Center, KS 67147	Rack Terminal	3rd party	Magellan Midstream Partners

12275 S US HWY 281, Doniphan, NE 68832	Rack Terminal	3rd party	Magellan Midstream Partners

8500 West 68th Street, Argo, IL 60501-0409	Terminal	3rd party	Kinder Morgan – Argo

125 North 53rd Ave, Phoenix, AZ 85043	Terminal	3rd party	CalJet

9420 NW St. Helens Road, Portland, OR 97231**	Terminal	3rd party	NuStar Energy Linnton

2900 Sacajawea Park Rd, Pasco, WA 99301	Terminal	3rd party	Tidewater - Pasco

488 Wright Avenue, Richmond, CA 94804**	Terminal	3rd party	Transmontaigne

90 San Pablo Ave, Crockett, CA 94525**	Terminal	3rd party	NuStar Selby

2941 Navy Drive, Stockton, CA 95206-0653**	Terminal	3rd party	NuStar Energy Stockton

1015 South Cherry, Tucson, AZ 85719	Terminal	3rd party	AZ Petroleum

Beatty Terminal, Boise, ID	Transload Facility	3rd party	Boise West Point

Address	Type	Owned/Leased/3rd Party	Name of Third Party*

2690 Prairie Road, Eugene, OR 97404	Transload Facility	3rd party	Tyree Oil

2200 S Highland Drive, Las Vegas, NV 89102	Transload Facility	3rd party	Rebel Oil

8000 E Manning Avenue, Fowler, CA 93625	Transload Facility *inactive	3rd party	Van G - Goble Terminal

*	Addresses for the third parties are the addresses listed herein.
**	Bailee agreement in place.

Third Party Relationships:

-	Terminals: The Companies have entered into terminaling agreements with third parties which grants the Companies access to store products at such facilities.

-	Plant – 3rd Party: The Companies market the products for these third parties but does not store any ethanol at these locations.

-	Transload Facility: The Companies have entered into terminaling agreements with third parties which grants the Companies access to ship railcars to such facility and offload into trucks. Ethanol remains in railcars until offloaded.

EXHIBIT B

Schedule 4.29

Material Contracts

	Company	Name of Agreement	Date of Agreement	Parties to Agreement	Date of Expiration/Termination
1.	Kinergy Marketing LLC & Pacific Ag Products, LLC	Affiliated Company Agreement	July 1, 2015	Pacific Ethanol, Inc. and its subsidiaries	Auto Renew Annually

2.	Kinergy Marketing LLC & Pacific Ag Products, LLC	Amendment No. 1 to Affiliated Company Agreement	January 1, 2017	Pacific Ethanol, Inc. and its subsidiaries	Coterminous

3.	Kinergy Marketing LLC & Pacific Ag Products, LLC	Amendment No. 2 to Affiliated Company Agreement (Draft 7-3-17)	July 1, 2017	Pacific Ethanol, Inc. and its subsidiaries (including Illinois Corn Processing, LLC)	Coterminous

4.	Kinergy Marketing LLC	Amended and Restated Ethanol Marketing Agreement	September 1, 2014	Pacific Ethanol Stockton LLC	Auto Renew Annually

5.	Kinergy Marketing LLC	Amended and Restated Ethanol Marketing Agreement	July 1, 2015	Pacific Ethanol Magic Valley, LLC	Auto Renew Annually

6.	Kinergy Marketing LLC	Amended and Restated Ethanol Marketing Agreement	July 1, 2015	Pacific Ethanol Madera LLC	Auto Renew Annually

7.	Kinergy Marketing LLC	Ethanol Marketing Agreement	July 1, 2015	Aventine Renewable Energy – Aurora West, LLC (n/k/a “Pacific Ethanol Aurora West, LLC”)	Auto Renew Annually

8.	Kinergy Marketing LLC	Ethanol Marketing Agreement	July 1, 2015	Aventine Renewable Energy, Inc. – (n/k/a to “Pacific Ethanol Pekin, LLC”)	Auto Renew Annually

9.	Kinergy Marketing LLC	Amendment No. 1 to Ethanol Marketing Agreement	December 15, 2016	Pacific Ethanol Pekin, LLC	Coterminous

10.	Kinergy Marketing LLC	Ethanol Marketing Agreement	July 1, 2015	Nebraska Energy, L.L.C (n/k/a “Pacific Ethanol Aurora East, LLC”)	Auto Renew Annually

11.	Kinergy Marketing LLC	Ethanol Marketing Agreement	December 15, 2016	Pacific Aurora, LLC	Auto Renew Annually

12.	Kinergy Marketing LLC	Alcohol Product Marketing Agreement (Draft 7-3-17)	July 3, 2017	Illinois Corn Processing, LLC	Auto Renew Annually

13.	Pacific Ag. Products, LLC	Co-Product Marketing Agreement (Draft 7-3-17)	July 3, 2017	Illinois Corn Processing, LLC	Auto Renew Annually

14.	Pacific Ag. Products, LLC	Grain Procurement and Supply Agreement (Draft 7-3-17)	July 3, 2017	Illinois Corn Processing, LLC	Auto Renew Annually

15.	Pacific Ag. Products, LLC	Co-Product Marketing Agreement	July 1, 2015	Illinois Corn Processing, LLC	Auto Renew Annually

16.	Pacific Ag. Products, LLC	Co-Product Marketing Agreement	December 15, 2016	Pacific Aurora, LLC	Auto Renew Annually

17.	Pacific Ag. Products, LLC	Distillers Grains Marketing Agreement (Boardman Project)	February 27, 2017	Pacific Ethanol Columbia, LLC	Auto Renew Annually

18.	Pacific Ag. Products, LLC	Co-Product Marketing Agreement (Pekin)	July 1, 2015	Pacific Ethanol Pekin, Inc.	Auto Renew Annually

19.	Kinergy Marketing, LLC	Amended and Restated Ethanol Marketing Agreement	July 1, 2015	Pacific Ethanol Stockton, LLC	Auto Renew Annually

18.	Kinergy Marketing, LLC	Amended and Restated Ethanol Marketing Agreement	July 1, 2015	Pacific Ethanol Columbia, LLC	Auto Renew Annually